Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Cathy Silva
Sr. Director, Investor Relations	Corporate Communications Manager
(408) 875-9529	(408) 875-7042
ed.lockwood@kla-tencor.com	cathy.silva@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR THE THIRD QUARTER OF FISCAL YEAR 2016
MILPITAS, Calif., Feb. 4, 2016-KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its board of directors has declared a quarterly cash dividend of $.52 per share on its common stock payable on March 1, 2016 to KLA-Tencor stockholders of record as of the close of business on Feb. 16, 2016.
About KLA-Tencor:  KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)